Exhibit 10.53

         AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
          BETWEEN ENRON CORP. AND JOSEPH W. SUTTON

     This Agreement, made, entered into and effective as of the 5th day of May, 1999 (the "Effective Date"), by and between Enron Corp., an Oregon corporation, having offices at 1400 Smith Street, Houston, Texas 77002 ("Employer"), and Joseph W. Sutton, an individual currently residing at 31 Half Moon Court, The Woodlands, Texas 77380 ("Employee"), is an amendment to that certain Executive Employment Agreement between Enron Corp. and Employee, effective the 23rd day of June, 1998 (the "Executive Employment Agreement").

     WHEREAS, the parties desire to amend the Executive
Employment Agreement to change the provisions for Long Term
Incentive Compensation in Exhibit A thereto;

     NOW, THEREFORE, in consideration of the covenants contained herein, and for other good and valuable consideration, the parties agree as follows:

     1.   The provision for Long Term Incentive Compensation in
Exhibit A to the Executive Employment Agreement is deleted and the following is inserted in its place:

     "Long Term Incentive Compensation:

     Employee shall receive the following long term incentive compensation.

     For 1998: (1) a grant pursuant to the Enron Corp. 1991 Stock Plan ("91 Stock Plan") of Restricted Stock in January, 1999, or in January of a subsequent year if the following cumulative provisions apply, having a grant value of $1,060,000 and conditioned on Enron International meeting at least 80% of its 1998 after tax net income target ("80% Target"); such 80% Target shall be a cumulative percentage over a five year period beginning with 1998 so that if the employee misses a target in any single year, the employee shall have the ability to receive such a grant in a future year based on a cumulative year average of 80% or greater; such a grant of Restricted Stock shall vest 25% on the date of grant and thereafter, conditioned on Employee's continued employment with Employer, in annual 25% increments on the anniversary dates of said grant, and (2) a grant pursuant to the '91 Stock Plan of 100,000 Stock Options made at the time of entering into this Agreement, to vest, conditioned on Employee's continued employment with Employer, in increments of 25% on December 31 on each of the next four years.

     For years 1999 through 2002, Employee shall be granted Stock Options pursuant to the '91 Stock Plan having a value based on Black Scholes (as determined annually by the Compensation Committee of the Enron Corp. Board of Directors similar to other Enron Corp. executives) of $1,060,000 for each year. For example if the Black Scholes value of an Enron Corp. Stock Option was $10.60, Employee would receive 100,000 Stock Options ($1,060,000/$10.60) These Stock Options will be granted on 12/31/98, 12/31/99, 12/31/00, and 12/31/01 and shall vest, conditioned on Employee's continued employment with Employer, in 25% increments on December 31 of each of the four years following the date of grant.

     Employee shall also receive grants pursuant to the '91 Stock Plan of Restricted Stock in January 2000, 2001, 2002 and 2003, or in January of a subsequent year (but no subsequent year later than January 2003) if the following cumulative provision apply, each having a grant value of $1,060,000, conditioned on Enron International meeting at least 80% of its after tax net income target ("80% Target") for calendar years 1999, 2000, 2001 and 2002, respectively. Such 80% Target shall be a cumulative percentage over the five year period (1998 - 2002) so that if an 80% Target is not met for any single year, during the 1998 - 2002 period, Employee may become eligible to receive such grant for such a missed year if the cumulative average of such 80% Targets for such missed year and prior or subsequent year(s) during this 1998 - 2002 period meets or exceeds the cumulative 80% Targets. Such grants of Restricted Stock will vest 25% on the date of grant and thereafter, conditioned on Employee's continued employment with Employer, in annual 25% increments on the anniversary dates of such grants.

     Each grant of long term incentive compensation pursuant to the '91 Stock Plan shall have standard termination provisions and be evidenced by a written award agreement."

     2. This Agreement is an amendment to the Executive Employment Agreement, and the parties agree that all other terms, conditions and stipulations contained in the Executive Employment Agreement shall remain in full force and effect and without any change or modification, except as provided herein.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

                              ENRON CORP.


                              By: /s/ MARY K. JOYCE
                              Name:   Mary K. Joyce
                              Title:  Vice President
                              This ____ day of ______, 1999


                              JOSEPH W. SUTTON


                              /s/ JOSEPH W. SUTTON
                              This____ day of ______, 1999